EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31911) pertaining to the 1995 Stock Option Plan of Sterile Recoveries, Inc. of our report dated February 14, 2000, with respect to the consolidated financial statements and schedule of Sterile Recoveries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                     /s/ ERNST & YOUNG LLP



Tampa, Florida
February 14, 2000, except for paragraph 2 of Note E, as to which the date is March 24, 2000.